Exhibit 16.1

May 10, 2007

Securities and Exchange Commission

Washington, DC 20549

Dear Sirs:

We have read and agree with the comments in Item 4.01 in the sub-section titled “Dismissal of BKHM, P.A.” of Form 8-K of PainCare Holding, Inc. (Commission File Number 1-14160) dated May 4, 2007, insofar as the comments relate to our firm.

Sincerely,

Winter Park, Florida